UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025 (September 22, 2025)

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

PIPE Financing

On September 22, 2025, Onconetix, Inc., a Delaware corporation (the “Company”), entered into, and sold to eleven institutional investor(s) (collectively, the “PIPE Investors”), pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) an aggregate of 16,099 shares of Series D convertible preferred stock, par value $0.00001 per share (“Series D Preferred Stock”), which are convertible into common stock of the Company, $0.00001 par value per share (the “Common Stock”), which includes an issuance of 500 shares of Series D Preferred Stock to a certain investor as consideration for the PIPE Investors’ irrevocable commitment to purchase shares of the Series D Preferred Stock, and warrants to purchase 4,362,827 shares of Common Stock (the “Warrants” and, together with the Series D Preferred Stock, the “PIPE Securities”), for an aggregate purchase price of approximately $12.9 million. Such investment is referred to as the “PIPE Financing.” Of the $12.9 million aggregate purchase price, approximately $9.3 million was paid in cash and the balance was used to offset certain amounts owed by the Company to certain investors, including to Veru Inc. (“Veru”), as described below.

Concurrently with entering into the Securities Purchase Agreement, the Company also entered into a registration rights agreement with the PIPE Investors, pursuant to which it has agreed to provide the PIPE Investors with certain registration rights related to the shares of Common Stock underlying the shares of Series D Preferred Stock (the “Preferred Shares”) and Warrants, as described below. The following description of the terms of the Securities Purchase Agreement and the Certificate of Designations of Preferences, Rights and Limitations of the Series D Preferred Stock (the “Certificate of Designations”), Warrants and Registration Rights Agreement are only summaries and do not purport to be complete and are qualified in their entirety by reference to the full text of each of those transaction documents, copies of which are filed as Exhibits 10.1, 3.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreement, Certificate of Designations, Warrants or Registration Rights Agreement, as the case may be.

Series D Preferred Stock

Certificate of Designations

General. Pursuant to the Certificate of Designations, the Company has authorized the issuance of up to 32,000 shares of Series D Preferred Stock, each having a stated value of $1,000 per share (the “Stated Value”).

Ranking. Except (i) for the Series C Preferred Stock of the Company, which shall be of pari passu rank to the Preferred Shares (the “Parity Stock”), and (ii) to the extent that the Required Holders (as defined in the Securities Purchase Agreement) expressly consent to the creation of Parity Stock or Senior Preferred Stock, all shares of capital stock of the Company will be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

Dividends. The holders of Series D Preferred Stock are entitled to dividends (the “Dividends”), when and as declared by the Company’s Board of Directors (the “Board”), from time to time, in its sole discretion, which Dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash, in securities of the Company or any other entity, or using assets as determined by the Board on the Stated Value of such Preferred Share. In addition, from and after the occurrence and during the continuance of any Triggering Event, dividends (“Default Dividends”) will accrue on the Stated Value of each Preferred Share at a rate of fifteen percent (15.0%) (the “Default Rate”) per annum. Default Dividends are payable by way of inclusion of Default Dividends in the Conversion Amount (as defined below) on each conversion date. In the event that such Triggering Event is subsequently cured (and no other Triggering Event then exists), the accrual of Default Dividends will cease to be effective as of the calendar day immediately following the date of such cure; provided that Default Dividends as calculated and unpaid during the continuance of such Triggering Event will continue to apply to the extent relating to the days after the occurrence of such Triggering Event through and including the date of such cure of such Triggering Event.

Conversion Rights:

Conversion at Option of Holder. Each holder is entitled to convert any portion of the outstanding Preferred Shares held by such holder into validly issued, fully paid and non-assessable Conversion Shares at the Conversion Rate (as defined below). Except as otherwise provided in the Certificate of Designations, the number of Conversion Shares issuable upon conversion of any Preferred Share will be determined by dividing (x) the Conversion Amount (as defined below) of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”). As used herein, the term “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) any Default Dividends thereon as of such date of determination plus (3) any other amounts owed to such PIPE Investor pursuant to the terms of the Certificate of Designations or any other Transaction Document; and the term “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, $3.6896, subject to adjustment as provided in the Certificate of Designations.

Conversion at the Option of the Holder Upon the Occurrence of a Triggering Event. After the Stockholder Approval Date (as defined in the Securities Purchase Agreement), if a Triggering Event occurs and is continuing, at any time after the earlier of a holder’s receipt of a Triggering Event Notice (as defined below) and such holder becoming aware of such Triggering Event (such earlier date, the “Alternate Conversion Right Commencement Date”) and ending on the twentieth (20th) Trading Day (as defined in the Securities Purchase Agreement) after the later of (x) the date such Triggering Event is cured and (y) such holder’s receipt of a Triggering Event Notice (such ending date, the “Alternate Conversion Right Expiration Date”, and each such period, an “Alternate Conversion Right Period”), such holder may, at such holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), convert all, or any number of Preferred Shares held by such holder into shares of Common Stock at the Alternate Conversion Price (each, an “Alternate Conversion”). Additionally, at any time after the Stockholder Approval Date, the Holder may convert any number of Preferred Shares held by such Holder at the Alternate Optional Conversion Price.

As used herein:

“Alternate Conversion Price” means, with respect to any Alternate Conversion that price which will be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price (as defined below) and (y) 90% of the lowest VWAP of the Common Stock during the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

“Alternate Conversion Floor Amount” means an amount equal to the product obtained by multiplying (A) the higher of (i) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (ii) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (i) the number of shares of Common Stock delivered (or to be delivered) to such holder on the applicable Share Delivery Deadline (as defined in the Certificate of Designations) with respect to such Alternate Conversion from (ii) the quotient obtained by dividing (x) the applicable Conversion Amount that such holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price, without giving effect to the Floor Price.

“Alternate Optional Conversion Price” means, with respect to any Alternate Conversion that price which will be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 95% of the lowest VWAP of the Common Stock during the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Optional Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Optional Conversion Measuring Period.

“Floor Price” means $0.7379 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), or, subject to the rules and regulations of the Principal Market (as defined in the Certificate of Designations), such lower price as the Company and the Required Holders may agree, from time to time.

“Triggering Event Notice” means written notice from the Company delivered to each holder within two Business Days (as defined in the Securities Purchase Agreement) after the occurrence of a Triggering Event) that includes (i) a reasonable description of the applicable Triggering Event, (ii) a certification as to whether, in the reasonable opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (iii) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Alternate Conversion Right Expiration Date.

“Triggering Event” includes, but is not limited to, the following, subject to certain cure periods as set forth in the Certificate of Designations:

(i) the failure to file a registration statement for the resale of the shares of Common Stock underlying the Preferred Shares and the Warrants, or the failure of the applicable registration statement to be declared effective by the SEC, ten (10) days after the applicable deadline;

(ii) the failure to maintain the effectiveness of a registration statement pursuant to the terms of the Registration Rights Agreement;

(iii) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within the requisite time frame;

(v) failure to maintain authorized, but unissued shares equal to 150% of the shares underlying the Preferred Shares and the Warrants;

(vi) failure to remove any restrictive legend on any certificate or any shares of Common Stock issued to the applicable Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by such Holder under the Transaction Documents as and when required by such Securities or the Securities Purchase Agreement, as applicable, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) days;

(vii) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of Indebtedness of the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement);

(viii) the institution, commencement, court order or decree by or against the Company or any Subsidiary of certain bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors;

(ix) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(x) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five (45) consecutive days;

(xi) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment;

(xii) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xiii) the Company or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to Material Adverse Effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(xiv) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred;

(xv) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of the covenants listed in the Certificate of Designations;

(xvi) any Preferred Shares remain outstanding on or after March 23 , 2027;

(xvii) any Change of Control occurs without the prior written consent of the Required Holders, which consent will not be unreasonably withheld, conditioned or delayed;

(xviii) any Material Adverse Effect occurs; or

(xix) any provision of any Transaction Document will at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof is contested.

Stock Combination Event Adjustment. In addition to the adjustments set forth above, if at any time and from time to time on or after Stockholder Approval, there occurs any share split, share dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the lowest VWAP during the ten consecutive (10) Trading Day period ending and including the fifth (5) Trading Day immediately preceding the Stock Combination Event Date (the “Event Market Price”) (provided if the Stock Combination Event is effective after close of trading on the primary Trading Market, then commencing on the next Trading Day which period will be the “Stock Combination Adjustment Period”) is less than the Conversion Price then in effect, then at the close of trading on the primary Trading Market on the last day of the Stock Combination Adjustment Period, the Conversion Price then in effect on such fifth (5th) Trading Day will be reduced (but in no event increased) to the Event Market Price, but not less than the Floor Price. Notwithstanding the foregoing, if one or more Stock Combination Events occur prior to Stockholder Approval being obtained and a reduction of the Conversion Price did not occur, once Stockholder Approval is obtained, the Conversion Price will automatically be reduced to equal the lowest Event Market Price with respect to any Stock Combination Event that occurred prior to Stockholder Approval being obtained, but not less than the Floor Price.

Adjustments for Variable Price Security Issuances. If the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (other than with respect to a Permitted Equity Line (as defined in the Securities Purchase Agreement)) (any such securities, “Variable Price Securities”) after the Subscription Date (as defined in the Certificate of Designations) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting share splits, share combinations and share dividends (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail and overnight courier to each Holder on the date of such agreement and/or the issuance of such shares of Common Stock, Convertible Securities or Options, as applicable. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Preferred Shares by designating in the Conversion Notice delivered upon any conversion of Preferred Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect. A Holder’s election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate such Holder to rely on a Variable Price for any future conversions of Preferred Shares.

Adjustments for Dilutive Issuances. If and whenever the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or pursuant to the provisions of the Certificate of Designations is deemed to have done any of the foregoing, but excluding any Excluded Securities (as defined in the Certificate of Designations) granted, issued or sold or deemed to have been granted, issued or sold, any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect will be reduced to an amount equal to the New Issuance Price.

Voluntary Adjustment Right. Subject to the rules and regulations of the Principal Market, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Board.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series D Preferred Stock for consideration equal to the change of Control Election Price, to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Fundamental Transactions. The Certificate of Designations prohibits the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the of Common Stock, except as provided in the transaction documents in the PIPE Financing.

Redemption Rights:

Optional Redemption by the Company. At any time, the Company shall have the right to redeem all, or any part pro rata based on the number of the Preferred Shares then held by the Holders, of the Preferred Shares then outstanding (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (a “Company Optional Redemption”). The Preferred Shares subject to redemption shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 25% premium on the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date (as defined in the Certificate of Designations) multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date (as defined in the Certificate of Designations) and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made.

Voting Rights. The holders of the Series D Preferred Stock have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and are not entitled to call a meeting of such holders for any purpose nor are they entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities, which are typical for transactions of this type. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Certificate of Designations). In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Certificate of Designations or Warrants.

Ownership Limitation. In no event may any Preferred Shares be converted (or Warrants be exercised) and shares of Common Stock be issued to any holder if after giving effect to the issuance of shares of Common Stock upon such conversion of the Preferred Shares (or exercise of the Warrants), the holder (together with its affiliates, if any) would beneficially own more than 4.99% of the outstanding shares of Common Stock, which we refer to herein as the “PIPE Blocker”. The PIPE Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable holder of the Preferred Shares (or Warrants), except that any raise will only be effective upon 61-days’ prior notice to the Company.

Exchange Right. If the Company or any of its Subsidiaries consummates any Subsequent Placement (as defined in the Securities Purchase Agreement) (other than with respect to Excluded Securities ), and a holder elects in writing to the Company to participate in such Subsequent Placement, each such holder may, at the option of such holder as elected in writing to the Company, exchange all, or any part, of the Preferred Shares of such holder into the securities in such Subsequent Placement (with the aggregate amount of such securities to be issued in such exchange equal to such aggregate amount of such securities with a purchase price valued at a 20% premium on the Conversion Amount of the Preferred Shares delivered by such holder in exchange therefor); provided that any such exchange will be subject to all applicable Nasdaq restrictions.

Reservation Requirements. So long as any Series D Preferred Stock remains outstanding, the Company will at all times reserve at least 150% of the number of shares of Common Stock as will from time to time be necessary to effect the conversion of all Preferred Shares then outstanding.

Conditions Precedent to Closing: As set forth in the Securities Purchase Agreement, the obligations of each party to consummate the PIPE Financing are conditioned upon, among other things, customary closing conditions.

Warrants

Exercise Price. The initial exercise price of the Warrants is $3.6896. The exercise price is subject to adjustment for stock splits, combinations and similar events, and, in the event of stock dividends and splits, the number of shares of Common Stock issuable upon the exercise of the Warrant also will be adjusted so that the aggregate exercise price will be the same immediately before and immediately after any such adjustment.

Exercise Price Adjustments. If on an Adjustment Date (as defined in the Warrants), the exercise price then in effect is greater than the Market Price then in effect (the “Warrant Adjustment Price”), the exercise price will automatically lower to the Warrant Adjustment Price. As used herein, “Market Price” means, with respect to any Adjustment Date, the greater of (x) the Floor Price and (y) the lowest closing price of the Common Stock on the Principal Market on any Trading Day during the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable Adjustment Date (each, a “Market Price Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such applicable Market Price Measuring Period. Only downward adjustments will be made.

Adjustments for Dilutive Issuances or Variable Price Securities. If and whenever the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or pursuant to the provisions of the Warrant is deemed to have done any of the foregoing, but excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold any shares of Common Stock for a consideration price per share (the “Warrant New Issuance Price”) less than a price equal to the exercise price in effect immediately prior to such granting, issuance or sale (the foregoing a “Warrant Dilutive Issuance”), then, immediately after such Warrant Dilutive Issuance, the exercise price then in effect will be reduced to an amount equal to the Warrant New Issuance Price.

Additionally, if the Company grants, issues or sells (or enters into any agreement to grant, issue or sell) securities at a Variable Price (as defined in the Warrants), the warrant holder shall have the right, but not the obligation, in its sole discretion to exercise the Warrants at the Variable Price.

Exercise Period. The Warrants are exercisable beginning on the issuance date (the “Initial Exercisability Date”) and expiring on the third anniversary of the Initial Exercisability Date. The Warrants require “buy-in” payments to be made by us for failure to deliver any shares of Common Stock issuable upon exercise.

Cashless Exercise. If at the time of exercise of the Warrants on or after six months and one day from issuance, there is no effective registration statement registering the shares of the Common Stock underlying the Warrants, such Warrants may be exercised on a cashless basis pursuant to their terms.

Purchase Rights; Participation Rights. If the Company issues options, convertible securities, warrants, shares, or similar securities to holders of the Company shares of the Company Common Stock, each Warrant holder has the right to acquire the same as if the holder had exercised its Warrant. The holders of the Warrants are entitled to receive any dividends paid or distributions made to the holders of the Company’s shares of Common Stock on an “as if converted” basis.

Fundamental Transactions. The Warrants prohibit the Company from entering into specified fundamental transactions unless the successor entity assumes all of the Company obligations under the Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, a Warrant holder will have the right to force the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Warrants, of the then unexercised portion of the Warrant.

Registration Rights Agreement

The PIPE Investors have been granted certain customary registration rights in connection with the PIPE Financing with respect to the shares of Common Stock underlying the Series D Preferred Stock and Warrant pursuant to a registration rights statement, in the form annexed hereto as Exhibit 10.2 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement to register the shares of Common Stock underlying the Series D Preferred Stock and Warrants within 45 days after the closing of the Securities Purchase Agreement and to have such registration statement effective within 120 days of such closing (or 90 days of such closing if the Company is notified by the Securities and Exchange Commission that such registration statement will not be reviewed or subject to further review).

Veru Settlement Agreement and Release

As previously reported on a Current Report on Form 8-K filed on April 20, 2023 (the “April 2023 8-K”), on April 19, 2023, the Company entered into an asset purchase agreement with Veru (the “Veru APA”). Pursuant to, and subject to the terms and conditions of, the Veru APA, the Company purchased substantially all of the assets related to Veru’s ENTADFI business, in a transaction that closed in April 2023. Pursuant to the terms of the Veru APA, the Company agreed to provide Veru with initial consideration totaling $20.0 million, including (i) $4.0 million in the form of a non-interest bearing note payable due on September 30, 2023, and (iii) $10.0 million in the form of two equal (i.e. each for $5.0 million) non-interest bearing notes payable, each due on April 19, 2024 (the “April Veru Note”) and September 30, 2024 (the “September Veru Note” and together with the April Veru Note, the “Veru Notes”).

Subsequently, the Company and Veru modified and extended the payment terms under the Veru Notes on various occasions, as previously reported on a Current Report on Form 8-K on September 4, 2025 (the “September 2025 8-K”). The September 2025 8-K also reported that on August 28, 2025, Veru and the Company agreed to amend and restate the September Veru Note (as amended and restated, the “Second A&R September Veru Note”). Pursuant to the Second A&R September Veru Note, the principal amount owed to Veru was increased by $100,000 to an aggregate principal amount of $5.2 million, and the maturity date was amended to September 19, 2025. All other terms of the September Veru Note remained the same. On August 28, 2025, Veru and the Company also entered into a waiver agreement (the “August 2025 Veru Waiver”) pursuant to which Veru agreed to waive and extend the date for payment of the April Veru Note to September 19, 2025.

As of September 22, 2025, approximately $8.8 million was payable to Veru under the Veru Notes and related amendments. On September 22, 2025, the Company and Veru entered into a Settlement Agreement and Release (the “Veru Settlement Agreement”), pursuant to which Veru agreed to accept a cash payment of approximately $6.3 million (including interest accrued through receipt of the Settlement Amounts (as defined herein)), 3,125 shares of Series D Preferred Stock and 846,975 Warrants (such cash payment, shares of Series D Preferred Stock and Warrants, collectively, the “Settlement Amounts”) in full satisfaction of all amounts due under the Veru Notes, as amended by all preceding amendments, forbearance agreements, and waivers, and Veru agreed that such acceptance constituted complete discharge of all obligations thereunder. The Settlement Agreement contains customary release provisions that upon timely delivery of the Settlement Amounts, Veru shall release all claims or actions against the Company. As of September 24, 2025, Veru confirmed receipt of all Settlement Amounts in satisfaction of all outstanding amounts, and all Veru Notes and related amendments were deemed cancelled and terminated, respectively, and of no further force or effect.

The above description of the Settlement Agreement is qualified in its entirety by the text of the Settlement Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on July 16, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with (i) Ocuvex Therapeutics, Inc., a Delaware corporation (“Ocuvex”), (ii) Onconetix Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, and (iii) Andrew Oakley, in the capacity as Company Representative thereunder. Capitalized terms used but not defined in this Item 1.02 shall have the meanings ascribed to such terms in the Merger Agreement.

On September 5, 2025, Ocuvex received written notice from the Company that the Company had received a Parent Acquisition Proposal and determined that such Parent Acquisition Proposal is a Parent Superior Proposal. On September 5, 2025, the Board of Directors of the Company made a Parent Adverse Recommendation Change.

Effective September 24, 2025, pursuant to Section 9.01(a) of the Merger Agreement, the Parties entered into a Termination and Release Agreement (the “Termination Agreement”) pursuant to which they agreed to terminate the Merger Agreement and the transactions contemplated thereby. The Termination Agreement also terminates and makes void the Ancillary Documents. The Termination Agreement also provides for a mutual release of claims among the Parties and their affiliates and in consideration of the foregoing, the Company agreed to pay to Ocuvex, an amount equal to $302,343.55 (the “Termination Payment”), which represents all amounts payable by the Company to Ocuvex pursuant to Section 6.02(f) of the Merger Agreement.

As of September 24, 2025, Ocuvex confirmed receipt of the Termination Payment, and as a result the Merger Agreement is of no further force and effect.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Termination Agreement, a copy of which is filed herewith as Exhibit 10.4 and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 with respect to the issuances of the PIPE Securities pursuant to the Securities Purchase Agreement is incorporated herein by reference. The issuance of all such PIPE Securities will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration in entering into the Securities Purchase Agreement and will rely upon this exemption from registration in issuing such securities based in part on representations made by the PIPE Investors. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 7.01 Regulation FD Disclosure

On September 26, 2025, the Company issued two press releases announcing the (i) PIPE Financing and the Settlement Agreement (the “PIPE Financing and Settlement Agreement PR”) and (ii) the termination of the Merger Agreement (the “Merger Termination PR”). The PIPE Financing and Settlement Agreement PR and the Merger Termination PR are attached hereto respectively as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

The information in this Item 7.01 of this Current Report, the PIPE Financing and Settlement Agreement PR and the Merger Termination PR are being furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the PIPE Financing and Settlement Agreement PR and the Merger Termination PR shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designations authorizing the issuance of the Series D Preferred Stock,
4.1	Form of Warrant
10.1+	Form of Securities Purchase Agreement dated September 22, 2025 relating to the sale of the Series D Preferred Stock and Warrants
10.2+	Form of Registration Rights Agreement dated as of September 22, 2025 relating to the resale of the shares of Common Stock underlying the Series D Preferred Stock and Warrants
10.3	Settlement Agreement and Release, dated September 22, 2025, by and between the Company and Veru, Inc.
10.4	Form of Termination Agreement effective as of September 24, 2025, by and between the Company and Ocuvex Therapeutics, Inc.
99.1	PIPE Financing and Settlement Agreement Press Release dated September 26, 2025.
99.2	Termination of Merger Agreement Press Release dated September 26, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Date: September 26, 2025	By:	/s/ Karina M. Fedasz
Karina M. Fedasz
Interim Chief Executive Officer and Interim Chief Financial Officer